Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Macy's, Inc.:

We consent to the use of our reports dated March 30, 2007, with respect to the consolidated balance sheets of Macy's, Inc. and subsidiaries as of February 3, 2007 and January 28, 2006, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three fiscal years in the period ended February 3, 2007, management's assessment of the effectiveness of internal control over financial reporting as of February 3, 2007 and the effectiveness of internal control over financial reporting as of February 3, 2007, incorporated herein by reference.

Our report on the consolidated finanical statements refers to the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standard No. 123R (Revised 2004), "Share Based Payment," and the recognition and related disclosure provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standard No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 123(R)" in fiscal 2006.

/s/ KPMG LLP
Cincinnati, Ohio
March 6, 2008

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Macy's, Inc.:

We consent to the use of our report dated June 25, 2007, with respect to the statements of net assets available for benefits of The May Department Stores Company Profit Sharing Plan as of December 31, 2006 and 2005, and the related statements of changes in net assets available for benefits for the years then ended, incorporated herein by reference.

/s/ KPMG LLP
Cincinnati, Ohio
March 6, 2008